Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

July 15, 2015

Knowles Corporation

1151 Maplewood Drive

Itasca, Illinois 60143

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Knowles Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 639,857 shares of Common Stock, $0.01 par value per share (the “Registered Shares”), of the Company issuable or reserved for issuance under the Audience, Inc. Amended and Restated 2011 Employee Stock Purchase Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s amended and restated certificate of incorporation, the Plan and resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Registered Shares pursuant to the Plan. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act;

Knowles Corporation

July 15, 2015

(ii) such Registered Share shall have been duly issued and delivered in the manner contemplated by and in accordance with the Plan; and (iii) a certificate in due and proper form representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

The opinion expressed herein is expressed as of the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinion) that may come to our attention after such time.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP